UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 240.14a-12

BLOCKBUSTER INC.

(Exact Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is the text of a press release issued by Blockbuster Inc. on June 3, 2010, containing the text of a letter that Blockbuster Inc. will mail to its stockholders.

Blockbuster Board Urges Stockholders to Vote the ‘WHITE’ Proxy Card

DALLAS, June 3, 2010 / PRNewswire-FirstCall / — Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, has sent the following letter to its stockholders urging them to vote the “WHITE” proxy card “FOR” the Company’s nominees for election to the board:

To Our Fellow Blockbuster Stockholders:

As you know, Gregory Meyer, a dissident stockholder, is seeking election to the Blockbuster Board through a hostile proxy contest. In his latest attack – this time against incumbent director Gary Fernandes – Meyer further demonstrates the behavior that contributed to our decision not to nominate him to your Board in the first place. We continue to firmly believe that Meyer is not qualified to serve on your Board and that, if elected, he would pose a significant risk to the future of our Company. In casting your vote, please consider the following:

We believe Meyer has misrepresented himself and demonstrated questionable judgment.

Meyer has stated that he sold his DVD rental kiosk company, DVDXpress, to Coinstar in 2007 and was responsible for the DVDXpress division at Coinstar from 2007 to 2009 when it was merged with Redbox. He then appears to take personal credit for the success of Coinstar’s combined DVD kiosk division and a “majority of Coinstar’s revenue and EBITDA.” These assertions are misleading.

If Meyer is such an expert in the home entertainment industry, or even in the vending segment alone, why then is he not at Coinstar today running the Redbox business? The facts are that DVDXpress was deeply in debt to Coinstar when Coinstar acquired the business, Redbox and DVDXpress were completely separate entities during Meyer’s tenure at Coinstar, and Meyer was not integral to the growth of the DVD kiosk business over the last several years.

Meyer also represents that he is a well-regarded industry consultant, yet when given the opportunity to do so, he refused to consult for Blockbuster in his area of “expertise.” In addition, we know of no major companies that have used Meyer’s consulting services.

Additionally, in his solicitation materials, Meyer has referred to his suggestion regarding “a potential time sensitive financial transaction which [he] believed could save the Company hundreds of millions of dollars over the subsequent few years while conserving liquidity in the near term, without any dilution to Blockbuster stockholders.” He has also indicated that he “is particularly concerned that Blockbuster selects the optimal restructuring option, if one is indeed required, that results in the lowest possible dilution, if any, of shareholders.” Yet, he fails to mention that implementing his suggestion would result in a third party controlling the Company with the power to cause significant dilution to the Company’s equity holders. Meyer’s suggestion of this alternative while at the same time stressing the importance of preserving stockholder value is contradictory and further evidence that Meyer does not possess the skills or experience necessary to guide a large public company through complex refinancing transactions.

Meyer’s blatant mischaracterizations of Mr. Fernandes’ experience and expertise are desperate attempts to smear Mr. Fernandes’ reputation and record.

We urge you to consider the truth when reviewing Meyer’s misleading and inaccurate statements about Mr. Fernandes. We want to set the record straight regarding Mr. Fernandes and his contributions as a member of your Board.

TRUTH REGARDING HOME ENTERTAINMENT INDUSTRY EXPERIENCE: Meyer has attacked Mr. Fernandes’ industry expertise. In fact, Mr. Fernandes is uniquely qualified to contribute to the leadership of a company pursuing both digital and store-based delivery of home entertainment. The Board specifically recruited Mr. Fernandes to the Blockbuster Board in 2004 because of his extensive technology background and expertise, including his tenure as Vice Chairman of EDS, at a time when Blockbuster was beginning to expand its footprint beyond stores. He has been actively involved in the Company’s expansion into by-mail, kiosk and digital delivery. In addition, Mr. Fernandes brings valuable real estate expertise with respect to the store side of our business through his service as Chairman of FLF Investments, a privately-held entity involved with the acquisition and management of commercial real estate properties and other assets, for more than a decade.

Meyer’s criticism of Mr. Fernandes for holding an interest in two real estate limited partnerships that each leased one retail space to Blockbuster for store locations is absurd and ill-informed. Meyer insinuates that Mr. Fernandes has somehow influenced Blockbuster to keep open the stores to serve his own interests. You should know that Mr. Fernandes’ interest in these leases is not material in nature. Further, we have actually closed one of the retail locations recently, and the other store remains open because it is consistently profitable.

TRUTH REGARDING FINANCIAL EXPERTISE AND BOARD EXPERIENCE: Meyer has trumpeted his CFA designation as an imprimatur for financial expertise and suggested that this somehow makes him more qualified in this area than Mr. Fernandes. In fact, Mr. Fernandes has substantial expertise in financial matters. In addition to serving on Blockbuster’s Audit Committee for the past two years, Mr. Fernandes served on the Audit Committee of 7-Eleven for twelve years, the Audit Committee of webMethods for two years (including as Chairman) and the Finance Committee of EDS for seven years. He has also served in senior executive positions with financial management authority. More broadly, Mr. Fernandes has served as a director of both public and private companies as well as charitable institutions for nearly three decades. Currently, he serves as a director of CA Technologies and BancTec, in addition to serving on the board of governors of the Boys & Girls Clubs of America and as a trustee for the O’Hara Trust and the Hall-Voyer Foundation. This extensive background is far more relevant and valuable than Meyer’s. Meyer may have passed a CFA test but he has absolutely no public company management or board experience.

TRUTH REGARDING STOCK OWNERSHIP AND ALIGNMENT WITH FELLOW STOCKHOLDERS: Contrary to Meyer’s claims, Mr. Fernandes has purchased Blockbuster stock in the open market out of his own pocket during his tenure as a director. Additionally, Mr. Fernandes currently receives no cash compensation from the Company; since first given the opportunity to do so in mid-2007, he has elected to receive all of his director compensation in equity. He also has not disposed of a single share of Blockbuster stock. Mr. Fernandes has firmly aligned his personal interests with those of our stockholders. Meyer’s assertions otherwise are simply wrong.

TRUTH REGARDING MR. FERNANDES’S RELATIONSHIP WITH MR. KEYES: Meyer has suggested that Mr. Fernandes is not adequately independent of Jim Keyes, our Chairman and CEO. On the contrary, Mr. Fernandes is wholly independent of Mr. Keyes. Meyer alleges that Mr. Fernandes was a member of the Nominating Committee that appointed Mr. Keyes as our Chairman and CEO. Again, this statement is simply wrong. Mr. Fernandes did not serve on Blockbuster’s Nominating/Corporate Governance Committee at that time. To suggest that Mr. Fernandes is beholden to anyone in his service on the Board other than our stockholders is completely unfounded.

TRUTH REGARDING 7-ELEVEN STOCKHOLDER LITIGATION: Meyer’s references to unproven allegations in prior lawsuits where Mr. Fernandes and Mr. Keyes were named defendants are wholly irrelevant and further demonstrate Meyer’s outlandish attempts to smear Mr. Fernandes. The suits were settled by 7-Eleven’s current owners with absolutely no finding of wrongdoing on the part of Mr. Fernandes or Mr. Keyes and, in fact, all claims against both were ultimately dismissed.

The bottom line: Electing Meyer to your Board is a high-risk proposition.

Meyer is not qualified to serve on your Board, and we have yet to determine what value he can bring to our Company. Even worse, he has been less than forthcoming about himself and has baselessly targeted Mr. Fernandes – a Board leader who consistently enjoys strong stockholder support for re-election to the Board each year, and who has proven, relevant industry, financial and governance expertise, significant public company director and senior management experience and interests directly aligned with your own.

As we have stated before, Blockbuster faces a number of challenges without quick fixes or easy solutions. Your Board and management are focused on addressing these challenges and positioning our Company for the future. Meyer is a distraction with no workable ideas, and we urge you not to subscribe to his inflammatory rhetoric.

We strongly encourage you to support Blockbuster by voting your WHITE proxy card today, regardless of how many shares you own. Even if you have already voted on a Gold proxy card, it is not too late to change your vote. Only the latest dated proxy card will be counted.

Thank you for your continued support,

THE BLOCKBUSTER BOARD OF DIRECTORS

IMPORTANT!

•	Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card.

•	Please vote each WHITE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts. We urge you NOT to sign any Gold proxy card sent to you by Meyer.

•

Even if you have sent a Gold proxy card to Meyer, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed WHITE proxy card in the enclosed postage-paid envelope.

•

If your shares are held in the name of a brokerage firm or bank, please sign, date and mail the enclosed WHITE voting instruction form in the postage paid envelope to give your broker or bank specific instructions on how to vote your shares. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or via the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions on how to vote your shares,

please call our proxy solicitor:

MORROW & CO., LLC AT (800) 969-2372

Company Statement

Stockholders are urged to read Blockbuster’s definitive proxy statement because it contains important information regarding Blockbuster’s annual meeting of stockholders to be held on June 24, 2010. Stockholders and other interested parties may obtain, free of charge, copies of the proxy statement, and any other documents filed by Blockbuster with the SEC, at the SEC’s Internet website at www.sec.gov. The proxy statement and these other documents may also be obtained free of charge by contacting Morrow & Co., Inc., the firm assisting Blockbuster in the solicitation of proxies, toll-free at 1-800-607-0088.

Blockbuster and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Blockbuster’s stockholders in respect of the 2010 annual meeting of stockholders. Information regarding the interests of such persons, including such persons’ beneficial ownership of Blockbuster common stock is set forth in Blockbuster’s definitive proxy statement, filed with the SEC on May 21, 2010, with respect to the 2010 annual meeting of stockholders.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may also be included from time to time in our other public filings, press releases, our website and oral and written presentations by management. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our strategies, initiatives, objectives, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief, expectations, estimates and projections. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual results may vary materially from what is expressed in or indicated by the forward-looking statements. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future results, causing these results to differ materially from those expressed in our forward-looking statements. In the event that the risks disclosed in our public filings cause results to differ materially from those expressed in our forward-looking statements, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, the forward-looking statements included in this letter and those included from time to time in our other public filings, press releases, our website and oral and written presentations by management are only made as of the respective dates thereof. Except as otherwise required by law, we undertake no obligation to update publicly any forward-looking statement in this letter or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

CONTACT:

Media – Craig Bloom of Hill and Knowlton, + 1-212-885-0585, Craig.Bloom@hillandknowlton.com, for Blockbuster Inc.;

Investor Relations – Kellie Nugent, Director, Investor Relations of Blockbuster Inc., +1-214-854-4442, kellie.nugent@blockbuster.com